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                                                                  EXHIBIT (d)(1)


                               DUNDEE BANCORP INC.

                              SHARE INCENTIVE PLAN
                              AMENDED AND RESTATED
                                  JULY 1, 2003

                                   ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 DEFINITIONS: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

      (a) "Act" means the Business Corporations Act (Ontario) or its successor, as amended from time to time;

      (b) "Aggregate Contribution" means the aggregate of a Participant's Contribution and the related Corporation's Contribution for the purposes of the Share Purchase Plan;

      (c) "Basic Annual Salary" means the basic annual remuneration of a Participant from the Corporation and any Designated Affiliate exclusive of any overtime pay, bonuses or allowances of any kind whatsoever or such other amount as may be determined by the Committee from time to time in respect of a Participant;

      (d) "Business Day" means a day which is not a Saturday or Sunday or a statutory or civic holiday in the City of Toronto, Ontario;

      (e) "Committee" means the Directors or, if the Directors so determine in accordance with Section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan which may include any compensation committee of the Directors;

      (f) "Common Shares" means the class B common shares of the Corporation which the Corporation is authorized to issue;

      (g) "Corporation" means Dundee Bancorp Inc., a corporation incorporated under the Act, and the successors thereof;

      (h) "Corporation's Contribution" means the amount the Corporation credits a Participant under Section 3.05 hereof or the amount the Employer contributes to the Trust in accordance with Section 3.05 hereof;

      (i) "Current Market Price" means the weighted average price per Subordinate Voting Share for the five immediately prior consecutive trading days on the Toronto

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                                       2.

            Stock Exchange or, if there is no listed market for the Subordinate Voting Shares during all or part of such period during which the "Current Market Price" would otherwise be determined, the "Current Market Price" shall, in respect of all or such part of the period, as the case may be, be determined by the Committee, in its sole discretion, acting reasonably and in good faith;

      (j) "Designated Affiliate" means the affiliates of the Corporation designated by the Committee for purposes of the Plan from time to time;

      (k) "Directors" means the board of directors of the Corporation from time to time;

      (l) "Eligible Assignee" means, with respect to a Participant, (i) the spouse of the Participant, (ii) any minor children of the Participant, (iii) any minor grandchildren of the Participant, (iv) a corporation controlled by the Participant where the only other shareholders of such corporation are the spouse, minor children or minor grandchildren of the Participant, or (v) a family-trust, where the Participant is the trustee of such trust and the beneficiaries of such trust do not include anyone other than the spouse, minor children or minor grandchildren of the Participant;

      (m) "Eligible Directors" means the Directors or the directors of any Designated Affiliate from time to time;

      (n) "Eligible Employees" means full-time and part-time employees and officers, whether Directors or not, of the Corporation or any Designated Affiliate;

      (o) "Employer" means the corporation that is the employer of a Participant, being the Corporation or a Designated Affiliate;

      (p) "Employment Agreement" means any agreement or arrangement between the Corporation or any Designated Affiliate and (i) any Eligible Employee relating to, or entered into in connection with, the employment or termination of employment of the Eligible Employee, or
            (ii) any Eligible Director in connection with the appointment or resignation of such Eligible Director;

      (q) "Holding Period" means a period of twelve months or such longer period as may be required by law or the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation or such other period as the Committee may in its sole and absolute discretion, determine;

      (r) "Insider" has the meaning ascribed thereto in section 627 of the Company Manual of the Toronto Stock Exchange as of the date hereof;

      (s) "Issue Price" means the simple average of the high and low trading prices of the Subordinate Voting Shares on the Toronto Stock Exchange for the five prior consecutive trading days ending three trading days immediately prior to the date of issue of Subordinate Voting Shares under the Share Purchase Plan;

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                                       3.

      (t) "Long Term Disability" means the long term disability of a Participant as determined in accordance with the long term disability policy of the Corporation or Designated Affiliate as such policy may exist from time to time;

      (u) "Option" means an option to purchase Subordinate Voting Shares granted pursuant to, or governed by, the Share Option Plan;

      (v) "Optionee" means a Participant to whom an Option has been granted pursuant to the Share Option Plan;

      (w) "Option Period" means the period of time during which the particular Option may be exercised;

      (x) "Participant" for the Share Purchase Plan means each Eligible Employee and for the Share Option Plan and Share Bonus Plan means each Eligible Director or Eligible Employee as designated by the Committee from time to time;

      (y) "Participant Quarter" means each three month period ending on March 31, June 30, September 30 and December 31 in each calendar year;

      (z) "Participant's Contribution" means the amount a Participant elects to contribute to the Share Purchase Plan pursuant to Section 3.03 hereof;

      (aa) "Plan" means this share incentive plan which includes the Share Purchase Plan, the Share Option Plan and the Share Bonus Plan;

      (bb) "Purchase Plan Market Option" means the share purchase plan market option described in Section 3.05, Section 3.06, Section 3.07 and
            Section 3.08 hereof;

      (cc) "Purchase Plan Treasury Option" means the share purchase plan treasury option described in Section 3.05, Section 3.06 and Section
            3.07 hereof;

      (dd) "Retirement" means the retirement of a Participant at the age of 65 or over in accordance with the retirement policy of the Corporation or Designated Affiliate as such policy may exist from time to time;

      (ee) "Service Provider" means an employee or Insider of the Corporation or any of its subsidiaries and any other person or corporation engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation;

      (ff) "Share Bonus Plan" means the share bonus plan described in Article Five hereof;

      (gg) "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

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                                       4.

      (hh) "Share Option Plan" means the share option plan described in Article Four hereof;

      (ii) "Share Purchase Plan" means the share purchase plan described in Article Three hereof;

      (jj) "Subordinate Voting Shares" means the class A subordinate voting shares of the Corporation which the Corporation is authorized to issue, as adjusted in accordance with the provisions of Article Seven of the Plan;

      (kk) "Trust" means the employee share purchase plan trust and includes the trust constituted thereby attached as schedule A hereto, as amended from time to time; and

      (ll) "Trustee" means Dundee Bancorp Inc., in its capacity as trustee of the Trust, or any substitute trustee or trustees of the Trust as may be appointed in accordance with the Trust.

Section 1.02 SECURITIES DEFINITIONS: In the Plan, the terms "affiliate", "associate" and "subsidiary" shall have the meanings given to such terms in the Securities Act (Ontario).

Section 1.03 HEADINGS: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04 CONTEXT, CONSTRUCTION: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05 REFERENCES TO THIS PLAN: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.06 CANADIAN FUNDS: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

Section 1.07 SCHEDULE: The following schedule is attached to, forms part of, and shall be deemed to be incorporated in, the Plan:

          Schedule                Title

          A                       Trust

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                                       5.

                                  ARTICLE TWO

                     PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01 PURPOSE OF THE PLAN: The Plan provides for the acquisition of Subordinate Voting Shares by Participants for the purpose of (i) advancing the interests of the Corporation through the motivation, attraction and retention of employees, officers and directors of the Corporation and Designated Affiliates who are responsible for the direction, management, growth and sound development of the business of the Corporation and Designated Affiliates and (ii) securing for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Subordinate Voting Shares by Participants, it being generally recognized that share incentive plans aid in attracting, retaining and encouraging employees and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

Section 2.02 ADMINISTRATION OF THE PLAN: The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan or any applicable law or regulatory requirement. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings, all in such form and containing such terms and conditions as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03 DELEGATION TO COMMITTEE: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors, including any compensation committee of the board of directors.

Section 2.04 RECORD KEEPING: The Corporation shall maintain a register in which shall be recorded:

      (a)   in respect of the Share Purchase Plan:

            (i)   the name and address of each Participant;

            (ii) the Participant's Contributions and Corporation's Contributions made on behalf of each Participant therein;

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                                       6.

            (iii) the number of Subordinate Voting Shares to be issued for the account of each Participant pursuant to the Purchase Plan Treasury Option and the Purchase Plan Market Option;

            (iv) the number of Subordinate Voting Shares held in safekeeping for the account of a Participant issued pursuant to the Purchase Plan Treasury Option; and

            (v) the aggregate number of Subordinate Voting Shares held by the Trust and the number of Subordinate Voting Shares held by the Trust to be delivered to each Participant pursuant to the Purchase Plan Treasury Option; and

      (b)   in respect of the Share Option Plan:

            (i)   the name and address of each Optionee;

            (ii) the number of Subordinate Voting Shares subject to Options granted to each Optionee;

            (iii) the aggregate number of Subordinate Voting Shares subject to
                  Options;

            (iv) the price per share at which any Subordinate Voting Share which is the subject of an Option may be purchased; and

            (v)   the vesting schedule in respect of the Options granted;

and any other information the Committee shall determine should be recorded in such register from time to time.

Section 2.05 DETERMINATION OF PARTICIPANTS AND PARTICIPATION: The Committee shall from time to time designate the Participants who may participate in the Share Purchase Plan, the Share Option Plan and the Share Bonus Plan. The Committee shall from time to time determine, among other things, the number of shares to be issued to any Participant under the Share Purchase Plan or Share Bonus Plan, the Participants to whom Options shall be granted, the number of Subordinate Voting Shares to be made subject to and the expiry date of each Option granted to each Participant and the price per share at which any Subordinate Voting Share which is the subject of an Option may be purchased, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.

Section 2.06 MAXIMUM NUMBER OF SHARES:

      (a) Share Purchase Plan: The maximum number of Subordinate Voting Shares made available for the Share Purchase Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 660,000 Subordinate Voting Shares in the aggregate.

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                                       7.

      (b) Share Option Plan: The maximum number of Subordinate Voting Shares made available for the Share Option Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 4,000,000 Subordinate Voting Shares (which include the 2,208,898 Subordinate Voting Shares under option as of March 23, 1998) in the aggregate. In addition, the aggregate number of Subordinate Voting Shares reserved for issuance at any time upon the exercise of Options granted to Insiders shall not exceed 10% of the total number of Subordinate Voting Shares then outstanding. The aggregate number of Subordinate Voting Shares reserved for issuance to any one person upon the exercise of Options shall not exceed 5% of the total number of Subordinate Voting Shares then outstanding.

      (c) Share Bonus Plan: The maximum number of Subordinate Voting Shares made available for the Share Bonus Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 500,000 Subordinate Voting Shares in the aggregate.

In addition, the maximum number of Subordinate Voting Shares issuable to Insiders pursuant to the Plan and any other Share Compensation Arrangement, within a one-year period, shall not exceed 10% of the total number of Subordinate Voting Shares then outstanding. The maximum number of Subordinate Voting Shares issuable to any one Insider and such Insider's associates pursuant to the Plan and any other Share Compensation Arrangement, within a one-year period, shall not exceed 5% of the total number of Subordinate Voting Shares then outstanding. For purposes of this section 2.06, the number of Subordinate Voting Shares then outstanding shall mean the number of Subordinate Voting Shares and Class B Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option or issue of Subordinate Voting Shares, as the case may be, excluding Subordinate Voting Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period. If the Corporation repurchases for cancellation Subordinate Voting Shares such that any of the foregoing percent tests are not met following such repurchase, this shall not constitute non-compliance under the Plan.

                                  ARTICLE THREE

                               SHARE PURCHASE PLAN

Section 3.01 THE SHARE PURCHASE PLAN: A Share Purchase Plan is hereby established for Participants.

Section 3.02 PARTICIPANTS: The Committee shall designate the Eligible Employees who may be entitled to participate in the Share Purchase Plan. Participants entitled to participate in the Share Purchase Plan shall have provided services to the Corporation or any Designated Affiliates for at least six consecutive months. The Committee shall have the right, in its sole and absolute discretion, to waive such six month period or to determine that an Eligible Employee may not participate or is no longer eligible to participate in the Share Purchase Plan.

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                                       8.

Section 3.03 ELECTION TO PARTICIPATE IN SHARE PURCHASE PLAN AND PARTICIPANT'S
CONTRIBUTION:

      (a)   Any Participant who has been designated by the Committee pursuant to
            Section 3.02 hereof as being entitled to participate in the Share Purchase Plan may elect to contribute money to the Share Purchase Plan in any calendar year if such Participant, prior to or at the end of the immediately preceding calendar year, unless otherwise determined by the Committee, delivers to the Employer and the Corporation a written direction, in form and substance satisfactory to the Corporation, authorizing the Employer to deduct the Participant's Contribution from the remuneration of the Participant in equal instalments over the calendar year, unless otherwise determined by the Committee, with each instalment being equal to a minimum of $25.00 for each remuneration period and to hold such Participant's Contribution on behalf of the Participant.

      (b) If, on December 31 of any year, a Participant has not been continuously providing services to the Corporation or any Designated Affiliate for at least six consecutive months (unless such six-month requirement is waived by the Committee), then, in the calendar quarter during which such Participant reaches six consecutive months of such service, such Participant may elect to contribute money to the Share Purchase Plan and make a Participant's Contribution with respect to the balance of that calendar year, commencing at the beginning of the next calendar quarter, by delivering to the Employer and the Corporation the written direction referred to in
            Section 3.03(a) hereof.

      (c) The maximum amount or percentage amount of a Participant's Contribution which may be made by a Participant to the Share Purchase Plan in any calendar year shall be designated by the Committee from time to time and shall not exceed 10% (unless otherwise specified by the Committee), before deductions, of the Basic Annual Salary of such Participant; provided that, for any Participant making a Participant's Contribution for less than a full year in accordance with Section 3.03(b) hereof, his or her Basic Annual Salary shall be pro-rated for that calendar year.

      (d) Notwithstanding Section 3.11 hereof, no adjustment shall be made to the Participant's Contribution until the next succeeding calendar year, and then only if a new written direction shall have been delivered by the Participant to the Employer and the Corporation for such calendar year in accordance with Section 3.03(a) hereof.

Section 3.04 ELECTION OF PURCHASE PLAN TREASURY OPTION OR PURCHASE PLAN MARKET
OPTION: At the commencement of every calendar quarter, the Committee shall determine whether Participants in the Share Purchase Plan shall participate in the Purchase Plan Treasury Option or the Purchase Plan Market Option for the next following calendar quarter; provided that, if the Committee does not make such a determination in respect of any calendar quarter, Participants shall continue to participate in the Share Purchase Plan in the next following calendar quarter on the same terms and in the same manner as in the preceding calendar quarter.

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                                       9.

Participants shall initially participate in the Purchase Plan Market Option until such determination is changed in respect of a particular Participant by the Committee. Each Participant shall be advised in writing of his or her participation in the Purchase Plan Treasury Option or the Purchase Plan Market Option and shall be advised of any changes in such Participant's participation under the Share Purchase Plan. Notwithstanding the foregoing and anything to the contrary contained herein, Participants who are citizens or residents of the United States of America shall participate only in the Purchase Plan Market Option and shall not be eligible to participate in the Purchase Plan Treasury Option.

Section 3.05 CORPORATION'S CONTRIBUTION: Following the receipt by the Corporation of the written direction of a Participant in accordance with Section 3.03(a) hereof and no later than the commencement of each calendar year, the Committee shall determine the amount of the Corporation's Contribution which shall be made on behalf of each Participant during such calendar year; provided that, if the Committee does not make such a determination, the amount of such Corporation's Contribution shall be equal to the Corporation's Contribution made on behalf of such Participant during the preceding calendar year. The maximum amount of the Corporation's Contribution which shall be made in respect of each Participant during a calendar year shall not exceed the amount equal to the Participant's Contribution. The Corporation's Contribution on behalf of each Participant shall be made pursuant to the Purchase Plan Treasury Option or the Purchase Plan Market Option in accordance with Section 3.05(a) or Section 3.05(b) hereof.

      (a) Purchase Plan Treasury Option: Under the Purchase Plan Treasury Option, on or about the same time that the Employer deducts the Participant's Contribution from the remuneration of a Participant and immediately prior to the date on which any Subordinate Voting Shares are issued on behalf of such Participant in accordance with
            Section 3.06 hereof, the Corporation shall credit the Participant with the Corporation's Contribution which shall be in the amount determined by the Committee in accordance with this Section 3.05. The Corporation shall not be required to segregate the Aggregate Contribution from its own corporate funds or to pay interest thereon.

      (b) Purchase Plan Market Option: Under the Purchase Plan Market Option, on or about the same time that the Employer deducts the Participant's Contribution from the remuneration of a Participant, the Employer shall pay, or cause to be paid, to the Trust the Corporation's Contribution which shall be in the amount determined by the Committee in accordance with this Section 3.05. The total of the Corporation's Contribution for an Employer shall be reduced by:

            (i) the cash portion of the Corporation's Contribution for that Employer forfeited pursuant to Section 3.10(d) hereof, and

            (ii) the value of any Subordinate Voting Shares which have been forfeited pursuant to Section 3.10(d) hereof that have been purchased with the Corporation's Contribution for that Employer;

            unless otherwise determined by the Committee, in its sole and absolute discretion.

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                                       10.

Section 3.06 ISSUE OF SUBORDINATE VOTING SHARES: On the last Business Day of each Participant Quarter, the Corporation shall issue for the account of each Participant fully paid and non-assessable shares equal in value to:

      (a) under the Purchase Plan Treasury Option, the Aggregate Contribution made as of such date by such Participant and the Corporation on behalf of such Participant converted into Subordinate Voting Shares at the applicable Issue Price; or

      (b) under the Purchase Plan Market Option, the Participant's Contribution made by such Participant and held as of such date by the Corporation on behalf of such Participant converted into Subordinate Voting Shares at the applicable Issue Price.

No fractional Subordinate Voting Shares will be issued pursuant to either conversion under this Section 3.06 and, subject to Section 3.09, Section 3.10 and Section 3.12 hereof, the Corporation shall hold any unused balance of the Participant's Contribution on behalf of the Participant until used in accordance with the Share Purchase Plan.

Section 3.07 DELIVERY OF SUBORDINATE VOTING SHARES:

      (a) Purchase Plan Treasury Option: All Subordinate Voting Shares issued by the Corporation for the account of a Participant pursuant to
            Section 3.06 hereof for the Aggregate Contribution in respect of such Participant under the Purchase Plan Treasury Option shall be registered in the name of the Corporation or a nominee thereof and shall be held by the Corporation or such nominee, in trust, for the benefit of and as nominee of the Participant until such Subordinate Voting Shares vest in the Participant in accordance with this
            Section 3.07. Unless otherwise determined by the Committee, such Subordinate Voting Shares shall be delivered (registered in the name of the Participant or as the Participant shall otherwise direct in writing) to such Participant upon the expiry of the Holding Period which shall commence the date of issue of such Subordinate Voting Shares. If the Corporation receives, on behalf of a Participant in respect of any Subordinate Voting Shares so held:

            (i)   cash dividends;

            (ii) options or rights to purchase additional securities of the Corporation or any other corporation;

            (iii) any notice of meeting, proxy statement and proxy for any meeting of holders of Subordinate Voting Shares; or

            (iv) other or additional Subordinate Voting Shares or other securities (by way of dividend or otherwise);

            then the Corporation shall forward to such Participant, at his or her last address according to the register maintained under Section
            2.04 hereof, any of the items referred to above in Section 3.07(a)(i), (ii) and (iii), and shall hold in safekeeping

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                                       11.

            any additional securities referred to in Section 3.07(a)(iv) hereof and shall deliver such securities to the Participant with the delivery of the Subordinate Voting Shares in respect of which such additional securities were issued.

      (b) Purchase Plan Market Option: All Subordinate Voting Shares purchased by the Corporation for the account of a Participant pursuant to
            Section 3.06 hereof for the Participant's Contribution under the Purchase Plan Market Option shall be delivered (registered in the name of the Participant or as the Participant shall otherwise direct in writing) to such Participant as soon as practicable after the date of purchase of such Subordinate Voting Shares.

      (c) Acceleration on Take-Over Bid or Issuer Bid: If there is a take-over bid or issuer bid (within the meaning of the Securities Act (Ontario)), other than an exempt take-over bid or exempt issuer bid for purposes of the Securities Act (Ontario), made for all or a portion of the outstanding Subordinate Voting Shares, or if the Subordinate Voting Shares become convertible into Common Shares as a result of a take-over bid being made for the Common Shares, then the Committee may, by resolution, in order to permit Subordinate Voting Shares or Common Shares, as applicable, to be tendered to such take-over bid or issuer bid:

            (i) permit fully paid and non-assessable Subordinate Voting Shares to be issued equal in value to the then Aggregate Contribution, in the case of the Purchase Plan Treasury Option, or the Participant's Contribution, in the case of the Purchase Plan Market Option, held as of such date by the Corporation on behalf of each Participant in the Share Purchase Plan at the applicable Issue Price prior to the expiry of such take-over bid or issuer bid; and

            (ii) permit Subordinate Voting Shares which are being held in safekeeping for the benefit of Participants subject to the expiry of the Holding Period relating thereto to be immediately deliverable to such Participants prior to the expiry of such take-over bid or issuer bid.

Section 3.08 PURCHASE PLAN MARKET OPTION - CORPORATION'S CONTRIBUTION:

      (a) Under the Purchase Plan Market Option, following the receipt by the Trust of Corporation's Contributions made on behalf of Participants, the Trustee shall purchase, on behalf of the Trust, Subordinate Voting Shares on the open market in accordance with the terms of the Trust with the Corporation's Contributions made on behalf of such Participant.

      (b) All Subordinate Voting Shares purchased by the Trust in accordance with this Section 3.08 with the Corporation's Contributions made on behalf of Participants shall be held by the Trust in accordance with the terms hereof and thereof and shall be distributed and delivered to each such Participant (registered in the name of such Participant or as such Participant shall otherwise direct in writing) prior to December 31 of each calendar year; provided that any residual Subordinate

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                                       12.

            Voting Shares shall be held by the Trust and distributed in accordance with the terms hereof and thereof in the next calendar year in respect of which such Corporation's Contributions were made.

      (c) If there is a take-over bid or issuer bid (within the meaning of the Securities Act (Ontario)), other than an exempt take-over bid or exempt issuer bid for purposes of the Securities Act (Ontario), made for all or a portion of the outstanding Subordinate Voting Shares, or if the Subordinate Voting Shares become convertible into Common Shares as a result of a take-over bid being made for the Common Shares, then the Committee may, by resolution and upon a written direction to the Trustee, permit Subordinate Voting Shares held by the Trust for Participants to be immediately deliverable to such Participants prior to the expiry of such take-over bid or issuer bid in order to permit such Subordinate Voting Shares or Common Shares, as applicable, to be tendered to such take-over bid or issuer bid.

Section 3.09 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT, LONG TERM DISABILITY OR DEATH: If a Participant shall cease to be employed by the Corporation and all Designated Affiliates by reason of (i) Retirement, (ii) Long Term Disability, or
(iii) the death of the Participant:

      (a) such Participant shall automatically cease to be entitled to participate in the Share Purchase Plan;

      (b) the issue and delivery of Subordinate Voting Shares by the Corporation for the Aggregate Contribution, in the case of the Purchase Plan Treasury Option, or the Participant's Contribution, in the case of the Purchase Plan Market Option, shall not be accelerated by the Retirement, Long Term Disability or death of such Participant and shall occur on the date on which such Subordinate Voting Shares would otherwise have been issued and delivered to such Participant in accordance with Section 3.06 and Section 3.07 hereof had the Retirement, Long Term Disability or death of the Participant not occurred and the Corporation shall pay any unused portion of the Aggregate Contribution or the Participant's Contribution, as applicable, then held by the Corporation or the Employer on behalf of such Participant to the Participant or the estate of the Participant, as the case may be;

      (c) under the Purchase Plan Market Option, such Participant shall be entitled to receive the Subordinate Voting Shares purchased by the Trust with the Corporation's Contribution made in respect of the Participant up to the date of the commencement of the Retirement, Long Term Disability or the date of death of such Participant and such Subordinate Voting Shares shall be delivered in accordance with this Section 3.09;

      (d) under the Purchase Plan Market Option, the delivery of Subordinate Voting Shares purchased by the Trust with the Corporation's Contribution made in respect of such Participant up to the date of the commencement of the Retirement,

                                       13.

            Long Term Disability or the date of death of such Participant will not be accelerated by the Retirement, Long Term Disability or death of the Participant but will occur on the date on which such Subordinate Voting Shares would otherwise have been delivered to the Participant in accordance with this Section 3.09 had the Retirement, Long Term Disability or death of the Participant not occurred and any cash portion of the Corporation's Contribution in respect of the Participant not used to purchase Subordinate Voting Shares shall be paid to the Participant or the estate of the Participant, as the case may be; and

      (e) this Section 3.09 is subject to any Employment Agreement or any other agreement to which the Corporation or any Designated Affiliate is a party with respect to the rights of such Participant upon termination due to Retirement, Long Term Disability or death.

Section 3.10 TERMINATION OTHER THAN DUE TO RETIREMENT, LONG TERM DISABILITY OR
DEATH: If a Participant shall cease to be employed by, provide services to or be engaged by the Corporation and all Designated Affiliates for any reason other than a reason described in Section 3.09 hereof or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of such Participant's Employment Agreement (an "Employment Termination"):

      (a) such Participant shall automatically cease to be entitled to participate in the Share Purchase Plan;

      (b) any cash portion of the Participant's Contribution then held on behalf of such Participant shall be paid to the Participant;

      (c)   under the Purchase Plan Treasury Option,

            (i) any cash portion of the Corporation's Contribution made on behalf of such Participant then held on behalf of such Participant shall be paid to the Corporation, and

            (ii) subject to the discretion of the Committee to release such Subordinate Voting Shares to such Participant, any Subordinate Voting Shares issued on behalf of such Participant from time to time for the Aggregate Contribution then held in safekeeping for a Participant pursuant to Section 3.07 hereof shall, subject to the provisions of the Act, any other applicable law and any applicable regulatory requirement, be purchased for cancellation by the Corporation for an aggregate amount equal to the lesser of

                     (A)   the Participant's Contribution, and

                     (B) one-half of the then Current Market Price of such Subordinate Voting Shares,

                  and such proceeds shall be paid to such Participant;

                                       14.

      (d)   under the Purchase Plan Market Option,

            (i) any cash portion of the Corporation's Contribution made on behalf of such Participant to the Trust then held by the Trust shall be forfeited,

            (ii) subject to the discretion of the Committee to make any other determination with respect to the release of Subordinate Voting Shares, such Participant shall be entitled to receive the Subordinate Voting Shares purchased by the Trust with the Corporation's Contribution made in respect of such Participant up to the end of the Participant Quarter immediately prior to the date of the Employment Termination and shall forfeit the amount of the Corporation's Contribution and any Subordinate Voting Shares purchased with such Corporation's Contribution made in respect of such Participant after the end of such Participant Quarter, and

            (iii) the delivery of Subordinate Voting Shares purchased by the
                  Trust with the Corporation's Contribution made in respect of such Participant shall not be accelerated by an Employment Termination but shall occur on the date on which such Subordinate Voting Shares would otherwise have been delivered to such Participant in accordance with Section 3.07 hereof had the Employment Termination not occurred; and

      (e) this Section 3.10 is subject to any Employment Agreement or any other agreement to which the Corporation or Designated Affiliate is a party with respect to the rights of such Participant upon an Employment Termination.

Section 3.11 ELECTION TO WITHDRAW FROM SHARE PURCHASE PLAN: Any Participant may at any time during a calendar year, other than during the month of December, elect to withdraw from the Share Purchase Plan. In order to withdraw, a Participant must give at least two weeks' written notice to the Employer and the Corporation, in form and substance satisfactory to the Employer and the Corporation, directing the Employer to cease deducting from the Participant's remuneration the Participant's Contribution. Deductions will cease to be made commencing with the first pay date following the expiry of the two week notice. The Participant's Contribution contributed to the date of withdrawal will continue to be held by the Corporation on behalf of the Participant. On the next following date for making the Corporation's Contribution, the Employer will credit the Participant with the amount of the Corporation's Contribution, calculated in accordance with Section 3.05 hereof. The issue and delivery of Subordinate Voting Shares issued by the Corporation for the Aggregate Contribution, in the case of the Purchase Plan Treasury Option, or the Participant's Contribution, in the case of the Purchase Plan Market Option, up to the date of withdrawal will not be accelerated by such withdrawal but will occur on the date on which such Subordinate Voting Shares would otherwise have been issued and delivered to the Participant in accordance with Section 3.07 hereof had the Participant not elected to withdraw from the Share Purchase Plan. Under the Purchase Plan Market Option, the delivery of Subordinate Voting Shares purchased by the Trust with the Corporation's Contribution made in respect of the Participant will not be accelerated by such withdrawal but will occur on the date on which such Subordinate Voting Shares would otherwise have been

                                       15.

delivered to the Participant in accordance with Section 3.08 hereof had the Participant not elected to withdraw from the Share Purchase Plan.

Section 3.12 NECESSARY APPROVALS: The obligation of the Corporation to issue or deliver any Subordinate Voting Shares in accordance with the Share Purchase Plan and the obligation of the Trust to purchase or deliver any Subordinate Voting Shares in accordance with the Share Purchase Plan and the Trust shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation and compliance with all applicable regulatory requirements and laws. If any Subordinate Voting Shares cannot be issued or purchased or delivered by the Corporation or the Trust to a Participant for whatever reason, the obligation of the Corporation to issue such Subordinate Voting Shares and the obligation of the Trust to purchase or deliver such Subordinate Voting Shares, respectively, shall terminate and the Corporation shall have no obligation or liability to the Participant other than
(i) any Participant's Contribution held by the Employer or the Corporation on behalf of the Participant shall be returned to the Participant without interest,
(ii) any Corporation's Contribution made by the Employer in respect of the Participant held by the Employer or the Corporation or the Trust in cash shall be paid to the Employer without interest, and (iii) any Subordinate Voting Shares purchased by the Trust with the Corporation's Contribution in respect of the Participant shall be liquidated by the Trustee in compliance with all applicable regulatory requirements and laws and the net proceeds from such sale shall be paid to the Employer without interest.

                                  ARTICLE FOUR

                                SHARE OPTION PLAN

Section 4.01 THE SHARE OPTION PLAN AND PARTICIPANTS: The Share Option Plan is hereby established for Participants.

Section 4.02 EXERCISE PRICE: The price per share at which any Subordinate Voting Share which is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that such price shall be not less than the closing price of the Subordinate Voting Shares on the Toronto Stock Exchange on the last trading day immediately preceding the date of grant of such Option.

Section 4.03 TERM OF OPTION: The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to any Employment Agreement, provided that no Option Period shall exceed 10 years, commencing on the date of the grant of the Option. If the Committee does not determine the Option Period for an Option, such Option Period shall be 10 years commencing on the date of the grant of the Option.

Section 4.04 LAPSED OPTIONS: If Options granted under the Share Option Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted in respect of the Subordinate Voting Shares not purchased under such lapsed Options.

Section 4.05 LIMIT ON OPTIONS TO BE EXERCISED: Subject to Sections 4.09, 4.10 and 4.11, Options may be exercised (in each case to the nearest full share) during the Option Period only in

                                       16.

accordance with the vesting schedule determined by the Committee, in its sole and absolute discretion, at the time of the grant of the Option, which vesting schedule may include performance vesting or acceleration of vesting in certain circumstances and which may be amended or changed by the Committee from time to time with respect to a particular Option. If the Committee does not determine a vesting schedule at the time of the grant of any particular Option, such Option shall be exercisable as follows:

      (a) at any time during the Option Period after the end of the first year thereof, the Participant may purchase up to one third of the total number of Subordinate Voting Shares set forth in his or her stock option agreement;

      (b) at any time during the Option Period after the end of the second year thereof, the Participant may purchase an additional one third of the total number of Subordinate Voting Shares set forth in his or her stock option agreement plus any Subordinate Voting Shares not purchased in accordance with subparagraph 4.05(a) hereof; and

      (c) at any time during the Option Period after the expiration of the third year thereof, the Participant may purchase any Subordinate Voting Shares set forth in his or her stock option agreement not purchased in accordance with subparagraphs 4.05(a) and (b) hereof.

Section 4.06 ELIGIBLE PARTICIPANTS ON EXERCISE: An Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period as specified in Section 4.05 hereof and only to the extent that such Optionee is entitled to exercise such Option in accordance with the vesting schedule determined pursuant to Section 4.05 hereof, provided however that, except as otherwise specifically provided in Section 4.09, Section 4.10 or
Section 4.11 hereof or in any Employment Agreement, no Option may be exercised unless the Optionee at the time of exercise thereof is:

      (a) in the case of an Eligible Employee, an officer of the Corporation or a Designated Affiliate or in the employment of the Corporation or a Designated Affiliate and has been continuously an officer or so employed since the date of grant of such Option, provided however that a leave of absence with the approval of the Corporation or such Designated Affiliate shall not be considered an interruption of employment for purposes of the Plan; and

      (b) in the case of an Eligible Director who is not also an Eligible Employee, a director of the Corporation or a Designated Affiliate and has been such a director continuously since the date of grant of such Option.

Section 4.07 PAYMENT OF EXERCISE PRICE: The issue of Subordinate Voting Shares on the exercise of any Option shall be contingent upon receipt by the Corporation of payment of the aggregate purchase price for the Subordinate Voting Shares in respect of which the Option has been exercised by cash or cheque delivered to the registered office of the Corporation together with a validly completed notice of exercise substantially in the form attached hereto. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be

                                       17.

deemed to be, a holder of any Subordinate Voting Shares with respect to which such Optionee was granted an Option, unless and until certificates representing such Subordinate Voting Shares have been issued to such Optionee, or the legal representative, legatee or distributee of such Optionee, under the terms of the Plan. Subject to Section 4.12 hereof, upon an Optionee exercising an Option and paying the Corporation the aggregate purchase price for the Subordinate Voting Shares in respect of which the Option has been exercised, the Corporation shall as soon as practicable issue and deliver a certificate representing the Subordinate Voting Shares so purchased.

Section 4.08 SHARE APPRECIATION RIGHTS: At the option of the Corporation, the Corporation may elect to allow an Optionee to, rather than exercise any Option which such Optionee is entitled to exercise under the Share Option Plan, terminate any such Option, in whole or in part, and, in lieu of receiving Subordinate Voting Shares to which the Option so terminated relates, (a) receive that number of Subordinate Voting Shares, disregarding fractions, which, when multiplied by the Current Market Price, has a value equal to the product of the number of Subordinate Voting Shares to which the Option so terminated relates multiplied by the difference between the Current Market Price determined as of the day immediately preceding the date of termination of such Option and the exercise price per share of the Subordinate Voting Shares to which the Option so terminated relates, less any amount (which amount may be withheld in shares) required to be withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation; or (b) receive cash equal to the product of the number of Subordinate Voting Shares to which the Option so terminated relates multiplied by the difference between the Current Market Price determined as of the date immediately preceding the date of termination of such Option and the exercise price per share of the Subordinate Voting Shares to which the Option so terminated relates, less any amount required to be withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

Section 4.09 ACCELERATION ON TAKE-OVER BID OR ISSUER BID: If there is a take-over bid or issuer bid (within the meaning of the Securities Act (Ontario)), other than an exempt take-over bid or exempt issuer bid for purposes of the Securities Act (Ontario), made for all or any of the outstanding Subordinate Voting Shares, or if the Subordinate Voting Shares become convertible into Common Shares as a result of a take-over bid being made for the Common Shares, then the Committee may, by resolution, permit all Options outstanding to become immediately exercisable, notwithstanding Section 4.05 hereof, in order to permit Subordinate Voting Shares or Common Shares, as the case may be, issuable under such Options to be tendered to such take-over bid or issuer bid.

Section 4.10 EFFECT OF RETIREMENT, LONG TERM DISABILITY OR DEATH: Subject to any Employment Agreement, in the event of the Retirement, Long Term Disability or death of an Optionee, any Option held by such Optionee at the date of Retirement, Long Term Disability or death shall become immediately exercisable notwithstanding Section 4.05 hereof, and shall be exercisable in whole or in part by the Optionee or the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution, as applicable, for such period of time, to be determined in the sole and absolute discretion of the Committee, which shall be not less than twelve months after the date of the Retirement, Long Term Disability or death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, but only to the extent that such

                                       18.

Optionee was entitled to exercise the Option at the date of the Retirement, Long Term Disability or death of such Optionee; provided that such time period may be extended by the Committee, in its sole and absolute discretion, to the earlier of the expiration of the Option Period in respect of the Option and three years after the date of the Retirement, Long Term Disability or death of the Optionee where the Optionee is an Eligible Employee (not including an outside Director).

Section 4.11 EFFECT OF TERMINATION OF EMPLOYMENT:

      If a Participant shall

      (a) cease to be a director of the Corporation and all Designated Affiliates (and is not or does not continue to be an employee thereof), or

      (b) cease to be employed by, or provide services to, or be engaged by, or be an officer of the Corporation and all Designated Affiliates (and is not or does not continue to be a director or senior officer thereof), for any reason (other than Retirement, Long Term Disability or the death of the Participant or shall receive notice from the Corporation or any Designated Affiliate of the termination of his or her Employment Agreement,(collectively "Termination") such Participant may exercise his or her Options, but only within the 60 days next succeeding such Termination, which time period may be extended by the Committee, in its sole and absolute discretion, provided that, if extended, such time period may not exceed the earlier of the expiration of the Option Period in respect of the Option and three years after the date of such Termination where such Participant is an Eligible Employee (not including an outside Director), and only to the extent that such Participant was entitled to exercise such Options at the date of such Termination, including the rights under section 4.08 hereof provided that in no event shall such right extend beyond the Option Period. This section
            4.11 is subject to any Employment Agreement or any other agreement to which the Corporation or its Designated Affiliates is a party with respect to the rights of such Participant upon Termination or change in control of the Corporation.

Section 4.12 NECESSARY APPROVALS: The obligation of the Corporation to issue and deliver any Subordinate Voting Shares in accordance with the Share Option Plan or make any cash payment to a Participant in accordance with Section 4.08 hereof shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation and compliance with all applicable regulatory requirements and laws. If any Subordinate Voting Shares cannot be issued or any cash payment cannot be made to any Participant for whatever reason, the obligation of the Corporation to issue such Subordinate Voting Shares or make such cash payment shall terminate and any Option exercise price paid to the Corporation shall be returned to the Participant.

                                       19.

                                  ARTICLE FIVE

                                SHARE BONUS PLAN

Section 5.01 THE SHARE BONUS PLAN: The Share Bonus Plan is hereby established for Participants.

Section 5.02 PARTICIPANTS: The Committee shall have the right to determine, in its sole and absolute discretion, the Participants eligible to participate in the Share Bonus Plan and to issue for no cash consideration to any Participant any number of Subordinate Voting Shares as a discretionary bonus subject to such provisions and restrictions as the Committee may determine.

Section 5.03 NECESSARY APPROVALS: The obligation of the Corporation to issue and deliver any Subordinate Voting Shares in accordance with the Share Bonus Plan shall be subject to any necessary approvals of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation and compliance with all applicable regulatory requirements and laws. If any Subordinate Voting Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Subordinate Voting Shares shall terminate, without any obligation or liability to the Participant.

                                   ARTICLE SIX

                      WITHHOLDING TAXES AND SECURITIES LAWS
                         OF THE UNITED STATES OF AMERICA

Section 6.01 WITHHOLDING TAXES: The Corporation or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Subordinate Voting Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Subordinate Voting Shares to be issued upon the exercise of any Option, until such time as the Participant has paid the Corporation or any Designated Affiliate for any amount which the Corporation or Designated Affiliate is required to withhold with respect to such taxes.

Section 6.02 SECURITIES LAWS OF THE UNITED STATES OF AMERICA: Neither the Options which may be granted pursuant to the provisions of the Share Option Plan nor the Subordinate Voting Shares which may be acquired pursuant to the exercise of Options or participation in the Share Purchase Plan or Share Bonus Plan have been registered under the United States Securities Act of 1933, as amended (the "U.S. Act"), or under any securities law of any state of the United States of America. Accordingly, any Participant who is issued Subordinate Voting Shares or granted an Option in a transaction which is subject to the U.S. Act or the securities laws of any state of the United States of America may be required to represent, warrant, acknowledge and agree that:

      (a) such Participant is acquiring the Option and/or any Subordinate Voting Shares as principal and for the account of the Participant;

                                       20.

      (b) in granting the Option and/or issuing the Subordinate Voting Shares to such Participant, the Corporation is relying on the representations and warranties of the Participant to support the conclusion of the Corporation that the granting of the Option and/or the issue of Subordinate Voting Shares do not require registration under the U.S. Securities Act or to be qualified under the securities laws of any state of the United States of America;

      (c) each certificate representing Subordinate Voting Shares issued may be required to have the following legends:

            "THE SUBORDINATE VOTING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            "THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SUBORDINATE VOTING SHARES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE SUBORDINATE VOTING SHARES OF THE CORPORATION IN CONNECTION WITH A SALE OF THE SUBORDINATE VOTING SHARES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

      provided that if such Subordinate Voting Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with applicable local laws and regulations the foregoing legends may be removed by providing a written declaration by the holder to the registrar and transfer agent for the Subordinate Voting Shares to the following effect:

            "The undersigned (a) represents and warrants that the sale of the securities of Dundee Bancorp Inc. (the "Corporation") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies

                                       21.

            that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on behalf of the undersigned reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

      (d) other than as contemplated by subsection 6.02(c) hereof, prior to making any disposition of any Subordinate Voting Shares acquired pursuant to the Plan which might be subject to the requirements of the U.S. Securities Act, such Participant shall give written notice to the Corporation describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Corporation to determine whether registration under the U.S. Securities Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

      (e) other than as contemplated by subsection 6.02(c) hereof, such Participant will not attempt to effect any disposition of the Subordinate Voting Shares owned by such Participant and acquired pursuant to the Plan or of any interest therein which might be subject to the requirements of the U.S. Securities Act in the absence of an effective registration statement relating thereto under the U.S. Securities Act or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such disposition would not constitute a violation of the U.S. Securities Act and then will only dispose of such Subordinate Voting Shares in the manner so proposed;

      (f) the Corporation may place a notation on the records of the Corporation to the effect that none of the Subordinate Voting Shares acquired by the Participant pursuant to the Plan shall be transferred unless the provisions of the Plan have been complied with; and

      (g) the effect of these restrictions on the disposition of the Subordinate Voting Shares acquired by such Participant pursuant to the Plan is such that the Participant may not be able to sell or otherwise dispose of such Subordinate Voting Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Securities Act other than as contemplated by subsection 6.02(c) hereof.

                                       22.

Section 6.03 NON-QUALIFYING PLAN: The Plan is not meant to qualify as an incentive stock option plan pursuant to Section 422 of the Internal Revenue Code.

                                  ARTICLE SEVEN

                                     GENERAL

Section 7.01 EFFECTIVE TIME OF PLAN: The Plan shall become effective upon a date to be determined by the board of directors.

Section 7.02 AMENDMENT OF PLAN: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change the provisions of the Plan or any Options granted pursuant to the Plan, provided that any amendment, modification or change to the provisions of the Plan or any Options granted pursuant to the Plan which would:

      (a) materially increase the benefits under the Plan or any Options granted pursuant to the Plan;

      (b) increase the number of Subordinate Voting Shares, other than by virtue of sections 7.07 and 7.08 hereof, which may be issued pursuant to the Plan; or

      (c) materially modify the requirements as to eligibility for participation in the Plan;

shall be subject to approval, if required, by any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation.

Section 7.03 TERMINATION OF THE PLAN: The Committee may, in its sole and absolute discretion and without the consent of any Participant, terminate the Plan or any part thereof provided that any rights acquired pursuant to the Plan prior to the termination thereof shall not be affected by such termination and provided that any Subordinate Voting Shares held on behalf of a Participant shall be delivered to the Participant and any Options held by a Participant shall vest in accordance with the terms of the Plan.

Section 7.04 NON-ASSIGNABLE: No rights under the Plan and no Option awarded pursuant to the provisions of the Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution or as may be approved by the Committee and subject to compliance with the following sentence. Subject to the approval of the Committee and, if required, any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation and compliance with all applicable regulatory requirements and laws, a Participant may assign an Option granted to such Participant pursuant to the Plan to an Eligible Assignee; provided that, (i) no consideration shall be paid by the Eligible Assignee in connection with the transfer of such Option, and (ii) the Option held by the Eligible Assignee following the assignment thereof by such Participant shall be deemed, as long as such Option is outstanding, to be held by such Participant for purposes of the limitations set forth in Section 2.06(b) hereof.

                                       23.

Section 7.05 RIGHTS AS A SHAREHOLDER: No Optionee shall have any rights as a shareholder of the Corporation with respect to any Subordinate Voting Shares which are the subject of an Option. No Optionee shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Option.

Section 7.06 NO CONTRACT OF EMPLOYMENT: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in any of the Plans by a Participant shall be voluntary.

Section 7.07 CONSOLIDATION, MERGER, ETC.: If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity:

      (a) each Participant for whom Subordinate Voting Shares are held in safekeeping under the Share Purchase Plan or on whose behalf Subordinate Voting Shares are held by the Trust shall receive on the date that such Subordinate Voting Shares would otherwise be delivered to the Participant, the securities, property or cash which the Participant would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the Participant had held the Subordinate Voting Shares immediately prior to such event; and

      (b) upon the exercise of an Option under the Share Option Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the Option immediately prior to such event, unless the Committee otherwise determines the basis upon which such Option shall be exercisable, which may include permitting all Options outstanding at the time of such event to become immediately exercisable notwithstanding section 4.05 hereof.

Section 7.08 ADJUSTMENT IN NUMBER OF SHARES SUBJECT TO THE PLAN: In the event there is any change in the Subordinate Voting Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee, in its sole and absolute discretion, in:

      (a)   the number of Subordinate Voting Shares available under the Plan;

      (b)   the number of Subordinate Voting Shares subject to any Option; and

      (c) the exercise price of the Subordinate Voting Shares subject to Options.

                                       24.

If the foregoing adjustment shall result in a fractional Subordinate Voting Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 7.09 SECURITIES EXCHANGE TAKE-OVER BID: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Subordinate Voting Shares are acquired by the offeror, or pursuant to which the Subordinate Voting Shares become convertible into class B common shares of the Corporation as a result of a take-over bid being made for the class B common shares of the Corporation and 100% of the class B common shares are acquired by the offeror, either directly or as a result of the compulsory acquisition provisions of the Act, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Optionees requiring them to surrender their Options within 10 days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Options on the tenth day after the mailing of such notice without further formality, provided that:

      (a) the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement options to the Optionees on the equity securities offered as consideration;

      (b) the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Options being surrendered; and

      (c) the surrender of Options and the granting of replacement options can be effected on a tax free rollover basis under the Income Tax Act (Canada).

Section 7.10 NO REPRESENTATION OR WARRANTY: The Corporation makes no representation or warranty as to the future market value of any Subordinate Voting Shares issued or delivered in accordance with the provisions of the Plans.

Section 7.11 COMPLIANCE WITH APPLICABLE LAW: If any provision of the Plan or any right or any obligation thereunder or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction over the Corporation or the securities of the Corporation, then such provision, right, obligation or Option shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 7.12 INTERPRETATION: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 7.13 EFFECTIVE DATE OF AMENDMENT: The amendments to the amended and restated Share Incentive Plan dated January 1, 2001 set out in this amended and restated share incentive plan shall become effective on July 1, 2003 and all outstanding Options and Subordinate Voting Shares subject to the Share Purchase Plan shall be governed by this Plan as amended and restated.

                               NOTICE OF EXERCISE

To:   Dundee Bancorp Inc.
      Suite 5500
      Scotia Plaza
      40 King Street West
      Toronto, Ontario

      M5H 4A9

      The undersigned hereby notifies Dundee Bancorp Inc. (the "Corporation") pursuant to the share incentive plan of the Corporation (the "Plan") that the undersigned is hereby exercising options to acquire class A subordinate voting shares of the Corporation granted to the undersigned pursuant to the Plan. The particulars of such exercise are as follows:

      (a)   Number of options to be exercised: ________________________________

      (b)   Exercise price per option:         ________________________________

      (c)   Expiry date of option:             ________________________________

      (d)   Aggregate purchase price (tendered
            in cash or by cheque):             _____________________((a) x (b))

      DATED this_________day of_____________________,____________.

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Name of Optionee (please print)

                                        _______________________________________
                                        Address

                                   SCHEDULE A

                               DUNDEE BANCORP INC.

                       EMPLOYEE SHARE PURCHASE PLAN TRUST

                                  ARTICLE ONE

                         DEFINITIONS AND INTERPRETATIONS

Section 1.01 Section 1.01 DEFINITIONS: For purposes of the Trust, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

      (a) "Committee" means the compensation committee of the Directors or, if the Directors so determine, subsequent to the date hereof, in accordance with section 2.03 of the Share Incentive Plan, any other committee of the Directors authorized to administer the Share Incentive Plan;

      (b) "Corporation" means Dundee Bancorp Inc., a corporation incorporated under the Business Corporations Act (Ontario);

      (c) "Corporation's Contribution" means the amount the Corporation or any of its Designated Affiliates contributes to the Trust from time to time in accordance with the terms of the Share Incentive Plan;

      (d) "Designated Affiliate" means the affiliates of the Corporation designated by the Committee for purposes of the Share Incentive Plan from time to time;

      (e) "Directors" means the board of directors of the Corporation from time to time;

      (f) "Participants" means employees and officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate;

      (g) "Share Incentive Plan" means the share incentive plan of the Corporation, as amended from time to time;

      (h) "Subordinate Voting Shares" means the class A subordinate voting shares of the Corporation;

      (i)   "Tax Act" means the Income Tax Act (Canada);

      (j) "Trust" means this employee share purchase plan trust agreement and includes the trust constituted hereby, as amended from time to time;

      (k) "Trust Fund" has the meaning ascribed to that term in section 2.01 hereof; and

      (l) "Trustee" means Dundee Bancorp Inc. or any substitute trustee or trustees of the Trust as may be appointed by the Committee.

Section 1.02 HEADINGS: The headings of all articles, sections and paragraphs in the Trust are inserted for convenience of reference only and shall not affect the construction or interpretation of the Trust.

Section 1.03 CONTEXT, CONSTRUCTION: Whenever the singular or masculine are used in the Trust, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.04 REFERENCES TO THIS TRUST: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Trust as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.05 CANADIAN FUNDS: Unless otherwise specifically provided, all references to dollar amounts in the Trust are references to lawful money of Canada.

                                  ARTICLE TWO

                                CREATION OF TRUST

Section 2.01 CREATION OF TRUST: The Trustee acknowledges that all Corporation's Contributions from time to time received by the Trustee, together with any earnings, profits and increments thereon and property from time to time substituted therefor, less any losses and authorized payments therefrom, shall constitute a trust fund (the "Trust Fund") established in conjunction with the share purchase plan comprising part of the Share Incentive Plan and shall be held by the Trustee in trust and applied by the Trustee in the manner and for the purposes provided in the Share Incentive Plan and this agreement. The Trustee hereby accepts the trust created by this agreement, and agrees to hold, invest and administer the Trust Fund subject to the terms of the Share Incentive Plan and this agreement. In the event of a conflict between this agreement and the Share Incentive Plan, the terms of the Share Incentive Plan shall govern.

Section 2.02 OWNERSHIP OF TRUST PROPERTY: Subject to section 4.10 hereof, the Trustee shall be the sole legal owner of the property of the Trust upon and in trust according and subject to the provisions of this agreement. All property of the Trust shall, at all times, be considered as property held in trust by the Trustee as trustee of the Trust and the Trustee shall be entitled to exercise, in its discretion, all rights and powers of an owner of the property of the Trust including the power to enter into all agreements which it deems necessary on behalf of the Trust. No Participant shall have or be construed to have individual ownership of any property of the Trust and the interest of a Participant shall consist only of the right to receive distributions from the Trust at the time and place and in the manner, subject to the conditions herein expressly provided.

Section 2.03 RESPONSIBILITY OF THE TRUSTEE: The Trustee assumes no responsibility for the administration of the provisions of the Share Incentive Plan (other than the obligations of the Trustee expressly set forth in this agreement), the collection of contributions required under the

Share Incentive Plan or for the adequacy of the Trust Fund to meet and discharge all payments and liabilities under the Share Incentive Plan.

                                  ARTICLE THREE

                           ADMINISTRATION OF THE TRUST

Section 3.01 RECORD KEEPING: The Trustee shall maintain a register in which shall be recorded:

      (a) the name and address of each Participant in the share purchase plan comprising part of the Share Incentive Plan;

      (b)   the Corporation's Contributions made on behalf of each Participant;

      (c) the number of Subordinate Voting Shares purchased by the Trustee on behalf of the Trust; and

      (d) the number of Subordinate Voting Shares allocated and subsequently distributed to each Participant.

A copy of such register shall be provided by the Trustee to the Corporation or any Designated Affiliate upon request. The Corporation and any Designated Affiliate shall provide the Trustee in writing with the information which is required by the Trustee to maintain the registers described in subsections 3.01(a) and 3.01(b) hereof.

Section 3.02 PURCHASE OF SHARES: Following the receipt by the Trustee of a Corporation's Contribution, the Trustee shall purchase from time to time, on behalf of the Trust, Subordinate Voting Shares on the open market. All such purchases shall be made by the Trustee at such times and at such prices as may be determined by the Trustee in its absolute discretion; provided that the Trustee shall use its best efforts to use all of the Corporation's Contributions made in a particular calendar year to purchase Subordinate Voting Shares prior to December 31 in such calendar year.

Section 3.03 INVESTMENT OF CASH BALANCES: Until a Corporation's Contribution (or any part thereof) is used by the Trustee to purchase Subordinate Voting Shares in accordance with the provisions of section 3.02 hereof, the Trustee may invest and reinvest a Corporation's Contribution in accordance with such guidelines as may be established by the Committee from time to time.

Section 3.04 DISTRIBUTIONS OF CAPITAL OF THE TRUST: Prior to December 31 of each calendar year, the Trustee shall determine the number of Subordinate Voting Shares to be distributed to each particular Participant, which number shall be equal to the proportion of the aggregate number of Subordinate Voting Shares delivered to all Participants in such calendar year that the amount of the Corporation's Contributions made in respect of such Participant in such calendar year is to the aggregate amount of the Corporation's Contributions made in respect of all Participants in such calendar year and the Trustee shall use its best efforts to deliver to each

Participant (registered in the name of such Participant) as soon as practicable but in any event prior to December 31 of such calendar year such number of Subordinate Voting Shares. If such determination would otherwise result in the delivery to a Participant of a fraction of a Subordinate Voting Share, the Trustee will deliver only such whole Subordinate Voting Shares as are deliverable. Any Subordinate Voting Shares not distributed by the Trustee prior to December 31 in a calendar year shall be held by the Trust and distributed in accordance with the terms hereof and the terms of the Share Incentive Plan in the next calendar year. Upon the distribution by the Trustee to a Participant of a Subordinate Voting Share pursuant to this section 3.04, such Subordinate Voting Share shall no longer constitute property of the Trust Fund.

Section 3.05 DISTRIBUTION OF INCOME OF THE TRUST: In each calendar year, the Trustee shall determine the amount of income of the Trust for the purposes of the Tax Act and shall pay such income to the Corporation. If at the end of the calendar year all such income has not been paid to the Corporation, the Corporation shall be entitled on the last day of each calendar year to enforce payment (to the extent not already paid) of such income.

Section 3.06 WITHHOLDING TAXES: The Trustee may take such steps as are considered necessary or appropriate for the withholding and remittance of any taxes that are required by any law or regulation of any governmental authority whatsoever to be withheld and remitted in connection with the Trust.

Section 3.07 COMPENSATION AND EXPENDITURES: The Trustee shall be entitled to receive such compensation as may from time to time be mutually agreed upon in writing by the Trustee and the Committee. Such compensation and all other disbursements made and expenditures incurred in the performance of the duties of the Trustee hereunder or arising out of the Trust shall constitute a charge upon the Trust Fund and shall be paid out of the Trust Fund unless such compensation, disbursements and expenditures shall first be paid by the Corporation. The Trustee is authorized to pay out of the Trust Fund the compensation, disbursements and expenditures of others relating to the administration of the Trust including, without limiting the generality of the foregoing, commission expenditures incurred by the Trust in connection with the purchase of Subordinate Voting Shares pursuant to section 3.02 hereof.

                                  ARTICLE FOUR

                                   THE TRUSTEE

Section 4.01 STANDARD OF CARE: The Trustee shall exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent Canadian trustee would exercise in comparable circumstances.

Section 4.02 POWERS OF THE TRUSTEE: The Trustee:

      (a) except as herein otherwise provided, shall, as regards all the trusts, powers, authorities and discretions vested in it in respect of, and under, the Trust, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode of and time for the exercise thereof;

      (b) may rely and act upon any statement, report or opinion prepared by or any advice received from the accountants, solicitors or other professional advisors of the Trust and shall not be responsible or held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as trustee of the Trust and the Trustee acted in good faith in relying thereon;

      (c) may transfer, sell, assign or, to the maximum extent permitted by law, delegate to any person (including any restricted party of the Trustee as defined in the Loan and Trust Corporations Act (Ontario)) the performance of the trusts and powers vested in it hereunder, and any such transfer, sale, assignment or delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think to be in the best interests of the Trust; and

      (d) shall in no way be responsible for, nor incur any liability based on, the action or failure to act or acting pursuant to or in reliance on instructions of the Committee or any person to whom the responsibilities of the Committee are delegated.

Section 4.03 SPECIFIC POWERS OF THE TRUSTEE: Without limiting the rights, powers and authorities of the Trustee set out in section 4.02 hereof, the following powers and authorities may be exercised by the Trustee in its sole judgement and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper:

      (a) to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings and to inform the Committee with respect thereto; provided, however, that the Trustee shall not be obligated or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

      (b) to hold any securities or other property which it may so acquire and generally to exercise any of the powers of an owner with respect to securities or other property held in the Trust;

      (c) to renew, extend or substitute or participate in the renewal, extension or substitution of any securities or other property held in the Trust, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any security or other property or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable, to waive any default whether in the performance of any covenant or condition of any security or other property, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable, to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying any consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or equity any remedies in respect of any such security or guarantee pertaining thereto;

      (d) to make, execute, acknowledge and deliver any and all deeds, conveyances, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers herein granted, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term; and

      (e) to dispose of any property of the Trust for the purpose of paying obligations imposed on the Trust and the Trustee shall give prompt notice of any such disposition to the Committee.

Section 4.04 SPECIFIC DUTIES OF THE TRUSTEE: On the written direction of the Committee, the Trustee shall:

      (a) exercise any conversion privileges, subscription rights, warrants or other rights or options available in connection with any securities or other property of the Trust at any time held by the Trustee and make any payments incidental thereto or required in connection therewith, consent to, or otherwise participate in or dissent from, the re-organization, consolidation, amalgamation or merger of any person, or to the sale, mortgage, pledge or lease of the property of any person or of any of the securities which may be held in the Trust, and do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements, declarations or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; and

      (b) vote personally, or by general or by limited proxy, any securities or other property of the Trust which may be held by it at any time and, similarly, to exercise personally, or by general or by limited power of attorney, any right appurtenant to any securities or other property of the Trust held by it at any time.

Section 4.05 DEALING WITH OTHERS AND SELF: The Trustee is hereby expressly authorized from time to time in its sole discretion to appoint, employ, invest in, contract with or deal with any person including itself and any person with which it may be directly or indirectly affiliated, associated or interested or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the generality of the foregoing, the Trustee may:

      (a) purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether for the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

      (b) invest in the securities or other property of any person with which the Trustee may be directly or indirectly associated, affiliated or interested;

      (c) retain cash balances from time to time on hand in the Trust with the Trustee or any of its associates in such interest-bearing account or accounts as the Trustee in its sole discretion may determine; and

      (d) invest in the securities or other property of any person with which the Trustees may be directly or indirectly associated, affiliated or interested;

without being liable to account therefor and without being in breach of the trust established hereunder.

Section 4.06 GENERAL DISCLAIMER OF LIABILITY:

      (a) The Trustee shall not be liable to the Trust or to any Participant or the Corporation or any Designated Affiliated for any loss or damage relating to any property of, or matter regarding, the Trust, including any loss or diminution in the value of the Trust or its property.

      (b) The Trustee shall not be liable to the Trust or to any Participant or the Corporation or any Designated Affiliate for the acts, omissions, receipts, neglects or defaults of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom or which any monies, securities or property of the Trust shall be lodged or deposited, or for any loss, damage or expense occasioned by error in judgement or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties hereunder, except to the extent that the Trustee does not meet the standard of care set out in section 4.01 hereof.

      (c) The Trustee shall be fully protected in relying and acting upon the written directions and instructions of the Committee and shall be under no liability for any application of the Trust Fund made by it pursuant to such written directions or instructions, and shall not be under the duty to make inquiries with respect to whether any application of the Trust Fund as directed or instructed complies with the terms of the Trust or the Share Incentive Plan.

      (d) The Trustee shall not be liable to the Trust or to any Participant or the Corporation or to any Designated Affiliate for property not actually received by the Trustee.

      (e) The Trustee shall be fully protected in relying upon the information provided to the Trustee by the Corporation in accordance with the provisions of section 3.01 hereof.

      (f) The Trustee shall be fully protected in relying upon the guidelines provided to the Trustee by the Committee in accordance with the provision of section 3.03 hereof.

Section 4.07 INDEMNIFICATION OF THE TRUSTEE: The Trustee shall at all times be indemnified and saved harmless by the Corporation from and against:

      (a) all claims whatsoever (including costs, charges and expenses in connection therewith) brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee; and

      (b) all other costs, charges and expenses which it sustains or incurs in or about or in relation to the affairs of the Trust.

Section 4.08 EXCEPTION: Section 4.07 hereof does not apply to the extent that any such claim, cost, charge or expense has been caused by the negligence, wilful default or dishonesty of the Trustee.

Section 4.09 BANKING ARRANGEMENTS: The banking business of the Trust, or any part thereof, shall be transacted with such Canadian chartered bank or other person carrying on a banking business, which may include any associate or affiliate of the Trustee, as the Trustee, subject to the Committee's consent, may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted by the Trustee, such one or more of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time. In all such banking transactions the Trustee shall ensure that the Trust is credited with interest at prevailing bank rates on all amounts deposited to the credit of the account of the Trust.

Section 4.10 CUSTODIAN:

      (a) The Trustee is the current custodian of the Trust Fund. The Trustee, with the consent of the Committee, shall have authority to appoint a new custodian and/or one or more other custodians of the Trust Fund and to make contractual arrangements for that purpose. In the event any person other than the Trustee is appointed custodian of the Trust Fund, the contract with any such custodian may include provisions whereby the Committee may give instructions directly to the custodian concerning the investment of the Trust Fund and the custodian may act thereon without approval by the Trustee. The Trustee shall be under no obligation to supervise and shall have no responsibility or liability for acts of omission or commission of any such custodian under such arrangement unless the Trustee is the custodian.

      (b) The Trustee may register the securities or other property of the Trust in the name of the Trust or in the name of a nominee, including The Canadian Depository for Securities Limited, The Depository Trust Company or may have the property of the Trust held in bearer form. The Trustee is hereby expressly empowered to keep the same, wholly or partly, at the office of any financial institution that is authorized to act as a custodian of securities by the laws of any country, province, state or any other political subdivision of any country in which such financial institution is located, all as the Trustee may determine in its sole discretion so long as the securities and other property of the Trust at all times are kept distinct from its own assets and those of its nominees and any other person in the registers and other books of account kept by the Trustee. The Trustee may, on the advice of the Committee, delegate custodial and safekeeping functions to various Canadian financial institutions.

Section 4.11 EXECUTION OF DOCUMENTS BY THE TRUST: All documents required to be executed on behalf of the Trust may be signed by the Trustee or by any other person or persons approved in writing from time to time by the Committee and the Trustee. The Trustee and any other person or persons approved by the Committee and the Trustee under this section 4.11 shall not execute any instrument which contains a material obligation unless such instrument contains a term or provision to the effect that the obligation being created is not personally binding upon, and resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of the Trustee, any of the Participants, any agent of the Trust or the Corporation, but the property of the Trust or a specific portion thereof only shall be bound.

Section 4.12 RESIGNATION AND REMOVAL:

      (a) The Trustee may resign from the trust created hereunder by giving notice to the Committee not less than 60 days prior to the date when such resignation shall take effect. Such resignation shall take effect on the date specified in such notice, unless at or prior to such date a successor Trustee or Trustees shall be appointed by the Committee, in which case such resignation shall take effect immediately upon the appointment of such successor Trustee or Trustees.

      (b) The Trustee may be removed by the Committee at any time by notice to the Trustee not less than 60 days prior to the date that such removal is to take effect provided a successor Trustee or Trustees is or are appointed on such date.

      (c) In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any reason a vacancy shall occur in the office of the Trustee, a successor Trustee or Trustees shall forthwith be appointed by the Committee to fill such vacancy. In the event that the Committee shall fail to appoint a successor Trustee or Trustees within 120 days of such vacancy, the Trust shall be terminated and the property of the Trust shall be distributed in accordance with the provisions of sections 3.04 and 3.05 hereof and the terms of the Share Incentive Plan and the Trustee shall continue to act as trustee of the Trust as though the Trust had not been terminated in accordance with subsection 4.12 hereof until all of the property of the Trust has been so distributed.

Section 4.13 SUCCESSOR TRUSTEE: In the event that a successor Trustee or Trustees is or are appointed, the Trustee shall forthwith execute and deliver such documents as may be required for the conveyance of any property of the Trust held in the name of the Trustee, shall account to the Committee for all property of the Trust which the Trustee holds as trustee of the Trust and shall thereupon be discharged as trustee of the Trust.

Section 4.14 COMPLIANCE WITH LAW: The Trustee is authorized to comply with any law, order or regulation now or hereafter in force which purports to impose on the Trustee a duty to take or refrain from taking any action under this agreement and to permit authorized parties to have access to and the right on reasonable notice to examine and make copies of any records relating in any way to the Trust Fund.

Section 4.15 SERVICES: Except as expressly stated herein or as may be agreed upon in writing between the Corporation and the Trustee, the Trustee makes no representations or warranties express or implied regarding the services which it will provide to, or in respect of, the Trust.

                                  ARTICLE FIVE

                                     GENERAL

Section 5.01 EFFECTIVE TIME OF TRUST: The Trust shall become effective upon receipt by the Trustee of the initial Corporation's Contribution.

Section 5.02 AMENDMENT: The Corporation, acting through the Directors or the Committee, reserves the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of this agreement by written notice thereof and delivered to the Trustee, provided that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its written consent, and provided further that no such amendment shall authorize the Trust Fund to be applied, paid or diverted to any purposes other than those provided for under the terms of the Share Incentive Plan and this agreement. No amendment to this agreement shall operate to reduce any award previously made to a Participant pursuant to section 3.04 hereof.

Section 5.03 TERMINATION OF TRUST: This agreement may be terminated at any time by resolution of the Corporation acting through the Directors or by resolution of the Committee. On the date of termination of this agreement, all the property of the Trust shall be distributed in accordance with the provisions of sections
3.04 and 3.05 hereof and the terms of the Share Incentive Plan and if any money remains after the distribution of the Trust Fund and the payment of all liabilities of the Trust, the balance shall be paid to the Corporation or the Designated Affiliate. For greater certainty, apart from the right to receive any such funds on the termination of the Trust and the right of the Corporation to receive the income of the Trust pursuant to section 3.05 hereof, the Corporation and any Designated Affiliate shall have no other right to or interest in any of the Trust Fund.

Section 5.04 GOVERNING LAW: This agreement shall be construed, administered and enforced according to the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the Trustee shall be liable to account only in the courts of that Province.

IN WITNESS WHEREOF the Trust has been executed by the properly authorized officers of the Corporation and by the Trustee as of the 31st day of December, 1998.

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                                     DUNDEE BANCORP INC.

                                     By: /s/ Lucie Presot
                                         -------------------------------------

                                     By:  /s/ Ray Benzinger
                                         -------------------------------------


                                         -------------------------------------
                                          Trustee - Dundee Bancorp Inc.